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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

  We consent to the use of our report dated January 23, 1997 (except for Note K, as to which the date is March 27, 1997) with respect to the consolidated financial statements of Caliber System, Inc. (not presented separately herein) as of December 31, 1996 and for the two years in the period then ended included in this annual report (Form 10-K) of FDX Corporation for the year ended May 31, 1998.

                                                 /s/  ERNST & YOUNG LLP
                                                 ERNST & YOUNG LLP

Akron, Ohio
August 12, 1998